MANAGEMENT AGREEMENT


Dated: January 1, 2002

BETWEEN:
             HOLMES HERBS INC., a Nevada company with offices at 8275 South Eastern Ave., Scottsdale, Arizona, 89123
             (herein referred to as the "Company")

                                                        Of the First Part
AND:
             JOHN F. METCALFE, management consultant, residing at 72 Blackdome Cressent, Kanata, Ontario, K2T1B1
             (herein referred to as the "Manager")

                                                       Of the Second Part
WHEREAS:

o The Manager has accepted an engagement to work for the Company in accordance with the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and agreements herein contained, the parties agree as follows:


1.    Services:

The Manager shall carry out the work description outlined in Schedule A.


2.   Compensation:

a)   The Manager's remuneration is set forth in Schedule A.

b) The parties acknowledge and agree that the Manager in an employee of the Company.


3.   Term and Termination:

a) The term of this Agreement commences on the date set out at the top of the first page hereof and continues for the period of two (2) years. The parties may extend the term by mutual consent in writing.

b) Either party may terminate this Agreement at any time and for any reason upon providing the other party with three months (3) written notice of termination. Such termination shall not affect any amount owing, obligation or liability existing or incurred prior to the date of such termination, including fees payable to the Manager.


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

4.   General:

a) This Agreement shall not be modified, amended, rescinded or waived, in whole or in part, except by written amendment signed by the parties hereto.

b) Each of the parties acknowledges and confirms that he/she has been provided sufficient opportunity to obtain the recommended independent legal advice and understands the terms of, and its rights and obligations under this Agreement.

c) Time is of the essence with respect to the performance of obligations in this Agreement.

d) This Agreement shall inure to the benefit of and be binding on all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

e) This Agreement shall be construed and governed by the laws of the state of Nevada.

f) The headings to the articles, paragraphs, parts or clauses of this Agreement and the table of contents are inserted for convenience only and shall not affect the construction hereof.

g) The following schedule(s) is incorporated into this Agreement by reference:

             Schedule "A"                 Work Description

h) The parties hereto acknowledge that they have carefully read this Agreement and understand and agree to be bound by all of the terms and conditions found herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Holmes Herbs, Inc.                          John F. Metcalfe


Per:   /s/ [SIGNATURE]                      /s/ JOHN F. METCALFE
     ---------------------                  -------------------------
     Authorized Signatory                   Signature



                                            /s/ [SIGNATURE]
                                            -------------------------
                                            Witness

                                 SCHEDULE A
                              Work Description


Services:

The Manager will be a director of the Company and occupy such management position as may be determined by the board of directors from time to time.



Compensation:

Fifty thousand (50,000) common shares of the Company, issued and delivered at the commencement of this Agreement.























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